Exhibit 99.2

Second Quarter Fiscal 2027 November 4, 2026

NEIL BRINKER President and Chief Executive Officer MICK LUCARELI Executive Vice President and Chief Financial Officer KATHY POWERS Vice President, Treasurer, and Investor Relations 2

Forward-Looking Statements 3 This presentation contains statements, including information about future financial performance and market conditions, accompanied by phrases such as “believes,” “estimates,” “expects,” “plans,” “anticipates,” “intends,” “projects,” and other similar “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995. Modine's actual results, performance or achievements may differ materially from those expressed or implied in these statements because of certain risks and uncertainties, including, but not limited to those described under “Risk Factors” in Item 1A of Part I of the Company's most recent Annual Report on Form 10-K. Other risks and uncertainties include, but are not limited to, the following: the impact of potential adverse developments or disruptions in the global economy and financial markets, including impacts related to geopolitical tensions and military conflicts, including the conflict between the U.S. and Iran, broadening military conflicts in the Middle East and ongoing conflict between Russia and Ukraine, inflation, energy costs, government incentive or funding programs, supply chain challenges or supplier constraints, logistical disruptions, tariffs, sanctions and other trade issues or cross-border trade restrictions; the impact of other economic, social and political conditions, changes and challenges in the markets where we operate and compete, including foreign currency exchange rate fluctuations, changes in interest rates, tightening of the credit markets, recession or recovery therefrom, restrictions associated with importing and exporting and foreign ownership, public health crises, and the general uncertainties, including the impact on demand for our products and the markets we serve from regulatory and/or policy changes that have been or may be implemented in the U.S. or abroad, including those related to tax and trade, climate change, and public health threats; the overall health and pricing focus of our customers; changes or threats to the market growth prospects for our customers; the potential impacts of opposition to data center development from local communities, environmental or other advocacy groups and/or governmental authorities; the impact of delays by major customers for product or program launches or delays or constraints in construction projects that incorporate our products and services; our ability to realize the sales growth and return on investments anticipated in our Data Centers segment and our ability to execute on other organic growth opportunities and acquisitions; our ability to efficiently manage working capital and the potential adverse effects on cash flows from increases in working capital to support the rapid growth of our Data Centers segment; our ability to realize anticipated benefits from and the various risks associated with our strategic initiatives, including the recently-completed spin-off of the Performance Technologies business on October 1, 2026, and our continued application of 80/20 principles across our businesses; our ability to successfully exit portions of our business that do not align with our strategic plans; our ability to be at the forefront of technological advances and the impacts of any changes in the adoption rate of technologies that we expect to drive sales growth; our ability to effectively and efficiently manage our operations in response to sales volume changes, including maintaining adequate production capacity to meet demand in our growing businesses, particularly in our Data Centers segment, while also completing restructuring activities and realizing benefits thereof; our ability to fund our global liquidity requirements efficiently and comply with the financial covenants in our credit agreements; operational inefficiencies as a result of product or program launches, unexpected volume increases or decreases, product transfers and product warranty and liability claims; the impact on Modine of any significant increases in commodity prices, particularly aluminum, copper, steel and stainless steel (nickel) and other purchased components and related costs, and our ability to adjust product pricing in response to any such increases; our abilityto recruit and maintain talent in managerial, leadership, operational and administrative functions and to mitigate increased labor costs; our ability to protect our proprietary information and intellectual property from theft or attack; the impact of any substantial disruption or material breach of our information technology systems; costs and other effects of environmental investigation, remediation or litigation and the increasing emphasis on environmental, social and corporate governance matters; our ability to realize the benefits of deferred tax assets and the impact of changes in tax regulations; and other risks and uncertainties identified in our public filings with the U.S. Securities and Exchange Commission. Forward-looking statements are as of the date of this presentation, and we do not assume any obligation to update any forward-looking statements.

Data Centers 4 ▪ Delivered 95 percent revenue growth, with a fourth consecutive quarter of record orders, exceeding $1 billion in quarterly order intake ▪ Received $400M program award with strategic hyperscale customer ▪ Launched production at a third dedicated data center facility in Calgary to support air handling units (AHUs) ▪ Advanced North American capacity expansion, with 13 active chiller lines, on track to reach 20 lines by the end of the fiscal year ▪ Stabilized supply chain and entered into LTAs with key suppliers to ensure security of long-term supply to support production ramp ▪ Leveraging Commercial HVAC segment for V-Block subassemblies and have recently qualified as a supplier of evaporators

Commercial HVAC 5 ▪ Delivered 23 percent revenue growth year-over-year ▪ Continued growth in coils from data center customers ▪ Evaluating and quoting additional opportunities to support data center customers as a tier two coil supplier ▪ Benefited from strong pull-through demand for anti-corrosive coatings, with revenues increasing 28 percent, year-over-year ▪ Supported Data Centers segment by qualifying as a new supplier of evaporators ▪ Expanding portable heating product portfolio that was acquired with the L.B. White transaction last year

Performance Technologies 6 ▪ Successfully completed the spin-off of the Performance Technologies business and merger with Gentherm on October 1st ▪ Initial phases of the transition are going smoothly ▪ Gentherm has been an outstanding partner and will provide a fantastic home for this business ▪ Requesting shareholder approval to change corporate name to Modexus Solutions at special shareholder meeting on November 13

Q2 FY26 Q2 FY27 Net Sales Data Centers 7 $225.0 $439.7 (In millions) Americas EMEA 132% Q2 FY26 Q2 FY27 Adjusted EBITDA & EBITDA Margin* $40.8 $67.6 18.1% 15.4% ▪ 66% increase in adjusted EBITDA driven by strong sales growth ▪ As anticipated, adjusted EBITDA margin remains below the prior year, but improved sequentially – Production ramp continued to improve our overhead utilization – Negatively impacted by logistics, including tariffs, raw material inflation, and higher prices from suppliers to secure volumes – Recovering material cost increases through commercial actions ▪ Anticipating full-year earnings growth in excess of 80%, based on the current revenue and margin outlook * See appendix for the full GAAP income statement and Non-GAAP reconciliations -6% Strong growth from hyperscale customers across Chillers, AHU and Indoor products Lower Chillers sales primarily due to the timing of shipments, expect a significant increase in 2H27 Exceptional Rate of Revenue Growth – 95%

Commercial HVAC (CHVAC)

(In millions)


Net Sales
$232.9
23%
$285.5
Q2 FY26
Q2 FY27


Adjusted EBITDA & EBITDA Margin*
$35.2
15.1%
22%
$43.0
15.1%
Q2 FY26
Q2 FY27

Strong Rate of Revenue Growth – 23%, Outpacing the Market

↑ 20%	**HVAC Technologies**	A recovery in heating and a rebound in Commercial Chillers & Ventilation
↑ 16%	**Heat Transfer Solutions**	Growth primarily driven by higher demand for coils and coatings products

- Sales in HVAC Technologies grew from a rebound in Canadian demand
- Heat Transfer Solutions growth driven by data center customer demand
- Adjusted EBITDA growth only from organic sales growth
- Q2 FY27 adjusted EBITDA margin flat to the prior year
  - Margin headwinds include product mix, higher materials and tariff cost mostly offset by commercial actions
- Anticipating revenue and earnings growth to continue with incremental improvement in adjusted EBITDA margin during the second half

* See appendix for the full GAAP income statement and Non-GAAP reconciliations

8

Performance Technologies

(In millions)

Net Sales


$286.3
<1%
$287.7
Q2 FY26
Q2 FY27

11% Heavy-Duty Equipment – Primarily driven by higher GenSet revenue, partially offset by lower sales to Off-Highway agricultural customers

-5% On-Highway Applications – Lower sales to automotive customers, partially offset by higher commercial vehicle sales

Adjusted EBITDA & EBITDA Margin*


$42.2
(3%)
$40.9
14.7%
14.2%
Q2 FY26
Q2 FY27

- Slightly higher revenue; driven by tariff recovery and commercial actions as end markets remain challenging
- 50 bps decline in adjusted EBITDA margin mainly due to lower sales volume and higher material costs
- SG&A expenses were flat to the prior year
- We are very proud of the improvement made these past few years by the PT business and wish everyone now at Gentherm well

MODINE

* See appendix for the full GAAP income statement and Non-GAAP reconciliations

9

Q2 FY26 Q2 FY27 Net Sales Q2 FY26 Q2 FY27 Adjusted EBITDA & EBITDA Margin* Financial Review (In millions) Q2 FY26 Q2 FY27 Net Sales $738.9 $994.4 Gross Profit 164.9 205.4 % of net sales 22.3% 20.7% SG&A expenses 84.2 104.6 % of net sales 11.4% 10.5% Operating Income 73.5 97.8 % of net sales 9.9% 9.8% Adjusted EBITDA* 103.8 136.2 % of net sales 14.0% 13.7% Adjusted EPS* $1.06 $1.35 (In millions) $738.9 $994.4 $103.8 $136.2 ▪ Sales growth in the Data Centers and CHVAC segments continues to outpace the overall markets ▪ Gross profit increased 25%; driven by higher sales volume; gross margin negatively impacted primarily by higher material costs ▪ SG&A declined 90 bps as a percent of sales as we invested to support growth yet controlled spending; included $14.1M of disposition costs ▪ Adjusted EBITDA growth of 31% ▪ Adjusted EPS growth of 27% 14.0% 13.7% * See appendix for the full GAAP income statement and Non-GAAP reconciliations 10

Cash Flow and Metrics Cash Flow and Metrics Q2 FY27 YTD Free Cash Flow ($146 million) Net Debt (as of September 30) $574 million Leverage Ratio (as of September 30) 1.1x Capital Expenditures $89 million ▪ Free cash flow reflects deployment of working capital to support growing data center customer demand and included $27.7M of cash payments, primarily for restructuring and disposition costs ▪ Net debt increased $211M from the prior fiscal year end to September 30, driven by the repurchase of treasury stock during Q1 in connection with Modine’s share-based compensation program and an increase in working capital ▪ Modine received $199M from Gentherm upon closing on 10/1/26; used to repay debt in-line with the Reverse Morris Trust requirements ▪ Leverage ratio remains low at 1.1x, anticipating further decrease by fiscal year end ▪ Balance sheet remains strong to support both organic growth and acquisition initiatives * See appendix for the full GAAP income statement and Non-GAAP reconciliations 11 Modine Maintains Strong Balance Sheet & Liquidity

Fiscal 2027 Outlook Excluding Performance Technologies Business Metrics Guidance Comments Net Sales $3.1B to $3.2B +50% to +55% Adjusted EBITDA* $470M to $500M Growth in excess of 50% FY27 Segment Sales Outlook Data Centers +80% to +90% Commercial HVAC +10% to +15% * See appendix for the full GAAP income statement and Non-GAAP reconciliations Raising our Revenue Outlook ▪ Modine’s revenue outlook is being raised in both segments based on strong demand ▪ Guidance now excludes the Performance Technologies business for the full year – Starting with the third quarter, the PT business will be reported as discontinued operations; see the table in the appendix ▪ Anticipating significant revenue growth of 50% to 55% – Expecting Data Centers sales growth to be driven by above market growth including added market share in North America – Expecting Commercial HVAC sales to benefit from continued growth in coils supporting the data center market and heating ▪ Expecting strong adjusted EBITDA growth, driven by high double-digit revenue growth and margin improvement in both segments implying good adjusted EBITDA margin improvement in the second half of the fiscal year ▪ Updated interest, depreciation, income tax, capital expenditures and free cash flow assumptions included in the appendix 12

Appendix 13

GAAP Income Statement 14

Non-GAAP Reconciliations* 15 * See the footnotes on slide 16 for additional information regarding these .

Non-GAAP Reconciliations 16

Non-GAAP Reconciliations 17 (a) See the adjusted financial results on slide 15 and related footnotes on slide 16 for additional information regarding these adjustments.

Non-GAAP Reconciliations 18

Non-GAAP Reconciliations 19

Recast Financial Information 20

Forward-Looking Non-GAAP Financial Measures 21 The Company’s fiscal 2027 guidance includes adjusted EBITDA and free cash flow, which are non-GAAP financial measures. The Company’s fiscal 2027 guidance excludes the results of the Performance Technologies business, which will be reported as a discontinued operation starting for the third quarter of fiscal 2027. The fiscal 2027 guidance includes the following estimates for the Company’s remaining businesses (excluding Performance Technologies): interest expense of approximately $26 to $30 million; a provision for income taxes of approximately $95 to $105 million; and depreciation and amortization expense of approximately $56 to $61 million. The non-GAAP financial measure also excludes certain cash and non-cash expenses or gains. These expenses and gains may be significant and include items such as restructuring expenses (including severance and equipment transfer costs), impairment charges, acquisition and disposition costs, and certain other items. These expenses for the first six months of fiscal 2027 are presented on slide 15. In connection with the Reverse Morris Trust transaction with Gentherm, the Company expects to incur approximately $20 to $25 million of additional costs during the second half of fiscal 2027, primarily for transaction advisory, legal, accounting, tax and other professional services. Estimates of other expenses and gains for the remainder of fiscal 2027 are not available due to the low visibility and unpredictability of these items. The Company expects free cash flow for fiscal 2027 to be in the range of flat to $25 million. The Company estimates capital expenditures will total approximately $150 to $200 million in fiscal 2027. These ranges include the Performance Technologies business for the first half of fiscal 2027.